    SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a (c) or Section 241.14a-12

     INTERNATIONAL SHIPHOLDING CORPORATION
________________________________________________
(Name of Registrant as Specified in its Charter)

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which
           transaction applies:
           _________________________________
     (2)   Aggregate number of securities to which
           transaction applies:
           _________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange
           Act Rules 0-11 (Set forth the amount on which
           the filing fee is calculated and state how it
           was determined):
           _________________________________
     (4)   Proposed maximum aggregate value of
           transaction: _________________________________
     (5)   Total fee paid:
           _________________________________
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided
     by Exchange Act Rules 0-11 (a)(2) and identify the
     filing for which the offsetting fee was paid
     previously. Identify the previous filing registration statement number, or the Form or Schedule and the date of its filing.
     (1)   Amount Previously Paid:
           __________________________________
     (2)   Form, Schedule or Registration Statement Number:
           __________________________________
     (3)   Filing Party:
           __________________________________
     (4)   Date Filed:
           __________________________________

                  INTERNATIONAL SHIPHOLDING CORPORATION
                               17th Floor
                             Poydras Center
                           650 Poydras Street
                     New Orleans, Louisiana 70130

                     ____________________________

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     ____________________________

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:


     The annual meeting of stockholders of International
Shipholding Corporation will be held in the Executive
Board Room, 17th Floor, Poydras Center, 650 Poydras
Street, New Orleans, Louisiana, on Wednesday, April 16,
1997 at 2:00 p.m., New Orleans time, for the following purposes:

(i) to elect a board of nine directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(ii) to ratify the appointment of Arthur Andersen LLP, certified public accountants, as independent auditors for the Corporation for the fiscal year ending December 31, 1997;

(iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only common stockholders of record at the close of business on February 28, 1997, are entitled to notice of and to vote at the annual meeting.

     All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL
IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE
ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of International Shipholding Corporation at any time prior to the voting thereof.

                      BY ORDER OF THE BOARD OF DIRECTORS


                                 GEORGE DENEGRE
                                    Secretary
New Orleans, Louisiana
March 11, 1997

<PAGE 1>

         INTERNATIONAL SHIPHOLDING CORPORATION
                      17th Floor
                    Poydras Center
                  650 Poydras Street
                New Orleans, Louisiana
               ________________________

                   PROXY STATEMENT
               ________________________


     This Proxy Statement is furnished to stockholders of International Shipholding Corporation (the "Corporation") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the annual meeting of stockholders of the Corporation to be held on Wednesday, April 16, 1997, at 2:00 p.m., New Orleans time, in the
Executive Board Room, 17th Floor, Poydras Center, 650
Poydras Street, New Orleans, Louisiana. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 11, 1997.

     Only holders of record of the Corporation's Common
Stock at the close of business on February 28, 1997, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 6,682,887 shares of Common Stock, each of which is entitled to one vote.

     The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the annual meeting and elects to vote in person.

     The cost of soliciting proxies in the enclosed form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph; and banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their expenses incurred in connection therewith.

<PAGE 2>
                PRINCIPAL STOCKHOLDERS

     The following persons were known by the Corporation to own beneficially more than five percent of its Common
Stock (the only outstanding voting security of the Corporation) as of February 28, 1997 unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.


                                        Amount and Nature
                                          of Beneficial    Percent
           Name and Address                 Ownership      of Class
           ----------------             -----------------  --------
Niels W. Johnsen (1)..................       1,031,990(2)    15.44%
   (Chairman of the Board of the
   Corporation)
   One Whitehall Street
   New York, New York 10004
Erik F. Johnsen (1)...................         762,760(3)    11.41%
   (President and Director of the
   Corporation)
   650 Poydras Street
   New Orleans, Louisiana
T. Rowe Price Associates, Inc. .......         727,562(4)    10.89%
   100 E. Pratt Street
   Baltimore, Maryland 21202
Sanford C. Berstein & Co., Inc. ......         445,879(5)     6.67%
   767 Fifth Avenue
   New York, New York 10153
Dimensional Fund Advisors, Inc. ......         440,579(6)     6.59%
   1299 Ocean Avenue
   Santa Monica, California 90401
David L. Babson and Company,
   Incorporated.......................         437,281(7)     6.54%
   One Memorial Drive
   Cambridge, Massachusetts 02142-1300
Niels M. Johnsen (1)..................         418,615(8)     6.26%
   (Vice President of the Corporation)
   One Whitehall Street
   New York, New York 10004
Franklin Resource, Inc. ..............         348,100(9)     5.21%
   777 Mariners Island Blvd.
   San Mateo, California 94404

_____
(1)  Niels W. Johnsen and Erik F. Johnsen are brothers.
     Niels M. Johnsen is the son of Niels W. Johnsen.
(2) Includes 224,622 shares owned by a corporation of which Mr. Johnsen is a controlling shareholder. Also includes 135,498 shares held in Grantor Retained Annuity Trusts of which Niels W. Johnsen is income and principal beneficiary.
(3)  Includes 232,319 shares held as Agent
     and Attorney-in-Fact with full rights of voting, disposition, or otherwise for the benefit of Erik F. Johnsen's children. Also includes 7,875 shares owned by Mr. Johnsen's wife.
(4) Based on information contained in Schedule 13G as of December 31, 1996. These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 580,000 shares, representing 8.6% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Sole voting power is held only with respect to 26,000 of the shares reported.

<PAGE 3>

     Sole dispositive power is reported with respect to all 727,562 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.
(5) Based on information contained in Schedule 13G as of December 31, 1996. Includes 260,712 shares beneficially owned with sole voting power and 13,802 shares beneficially owned with shared power to vote. Sole dispositive power reported with respect to all 445,879 shares.
(6) Based on information contained in Schedule 13G as of December 31, 1996. Includes 333,779 shares beneficially owned with sole voting power. Sole dispositive power reported with respect to all 440,579 shares. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 440,579 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(7) Based on information contained in Schedule 13G as of December 31, 1996. Includes 296,950 shares beneficially owned with sole voting power and 140,331 shares beneficially owned with shared power to vote. Sole dispositive power reported with respect to all 437,281 shares.
(8) Includes 2,968 shares held in trust for Niels M. Johnsen's daughter of which he is a trustee. Also includes 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and Director and 135,498 shares held as a Co-trustee under Grantor Retained Annuity Trusts referred to in footnote 2. Includes 18,750 shares held by the Niels W. Johnsen Foundation of which Niels M. Johnsen is a director.
(9) Based on information contained in a joint filing on Schedule 13G as of December 31, 1996 by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. , and Franklin Advisory Services, Inc. Franklin Advisory Services, Inc. has sole voting and dispositive power with respect to all 348,100 shares. FRI is the parent holding company of Franklin Advisory Services, Inc., an investment advisor. Charles B. Johnson and Rupert H. Johnson are principal shareholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson and Franklin Advisory Services, Inc. disclaim any economic interest or beneficial ownership in any of the shares.

   As of February 28, 1997, Niels W. Johnsen and Erik F.
Johnsen were the beneficial owners of a total of 1,794,750 shares (26.86%) of the Corporation's Common Stock, and, to the extent they act together, they may be deemed to be in control of the Corporation.

<PAGE 4>

                   ELECTION OF DIRECTORS

   The by-laws of the Corporation authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board of Directors has fixed the number of directors at nine and proxies cannot be voted for a greater number of persons. Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the nine nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board of Directors.

   The following table sets forth certain information as of February 28, 1997, concerning the nominees, all of whom are now serving a one year term as a director, and all directors and executive officers as a group, including their beneficial ownership of shares of each class of equity securities of the Corporation as determined in accordance with Rule 13d-3 under the Securities Exchange
Act of 1934. Unless otherwise indicated, (i) each nominee has been engaged in the principal occupation shown for more than the past five years and (ii) the shares of the Corporation's Common Stock shown as being beneficially owned are held with sole voting and investment power.
Niels W. Johnsen, Erik F. Johnsen, Laurance Eustis,
Raymond V. O'Brien and Harold S. Grehan, Jr. each first became a director of the Corporation in early 1979, when the Corporation was formed. Niels M. Johnsen and Edwin
Lupberger became directors in 1988. Edward K. Trowbridge and Erik L. Johnsen became directors in 1994.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES NAMED BELOW:

  NAME, AGE, PRINCIPAL OCCUPATION AND      SHARES OF COMMON STOCK  PERCENT
DIRECTORSHIP IN OTHER PUBLIC CORPORATIONS    BENEFICIALLY OWNED    OF CLASS
-----------------------------------------  ----------------------  --------
Niels W. Johnsen, 74 (1)(2) .............        1,031,990 (10)     15.44%
    Chairman of the Board of the
    Corporation; director, Reserve Fund,
    Inc., a money market fund

Erik F. Johnsen, 71 (2)(3)...............          762,760 (11)     11.41%
    President of the Corporation;
    director, First Commerce Corporation,
    a bank holding company

Laurance Eustis, 83 .....................           25,000 (12)      .37%
    Chairman of the Board of Eustis
    Insurance, Inc., mortgage banking and
    general insurance; director, First
    Commerce Corporation, a bank holding
    company; director, Pan American Life
    Insurance Company

Raymond V. O'Brien, Jr., 69 (4) .........           5,936           .09%
    Director, Emigrant Savings Bank,
    New York

Harold S. Grehan, Jr., 69 (5) ...........         102,020          1.53%
    Vice President of the Corporation

Niels M. Johnsen, 51 (2)(6) .............         418,615 (13)     6.26%
    Vice President of the Corporation

Edwin Lupberger, 60 (7)..................           1,249           .02%
    Chairman of the Board, Chief
    Executive Officer and Director of
    Entergy Corporation ("Entergy") and
    Entergy Services, Inc.; Chairman of
    the Board, Chief Executive Officer
    and director of its subsidiaries;
    director, First Commerce Corporation,
    a bank holding company

Edward K. Trowbridge, 68 (8) ............            625 (14)      .01%

Erik L. Johnsen, 39 (2)(9) ..............         53,759 (15)      .80%
    Vice President of the Corporation

All executive officers and
    directors as a group (11 persons)....      2,006,836         30.03%


<PAGE 5>
__________
(1)  Niels W. Johnsen has served as Chairman and Chief
     Executive Officer of the Corporation since its formation in 1979 and is also the Chairman and Chief Executive
     Officer of each of the Corporation's principal subsidiaries. He was one of the founders of Central Gulf Lines, Inc. ("Central Gulf"), one of the Corporation's principal subsidiaries in 1947.
(2)  Niels W. Johnsen and Erik F. Johnsen are brothers.
     Niels M. Johnsen is the son of Niels W. Johnsen. Erik L. Johnsen is the son of Erik F. Johnsen.
(3)  Erik F. Johnsen has been President, Chief Operating
     Officer and a director of the Corporation since its formation in 1979 and is also President and Chief
     Operating Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as Chairman of the Executive Committee.
     He was one of the founders of Central Gulf in 1947.
(4) Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from
     January, 1978 through December, 1992.
(5) Mr. Grehan has served as Vice President and director of the Corporation since its formation in 1979.
(6) Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named Vice President in 1986.
(7) Mr. Lupberger has been the Chairman of the Board, Chief Executive Officer and Director of Entergy since December, 1985.
(8) Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from July, 1988 through November, 1993. He served as President and Chief Operating Officer of the Atlantic Mutual
     Companies from 1985 until 1988.
(9) Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President in 1987.
(10) Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder. Also includes 135,498 shares held in Grantor Retained Annuity Trusts of which Niels W. Johnsen is income and principal beneficiary.
(11) Includes 232,319 shares held as Agent and Attorney-in
     Fact with full rights of voting, disposition, or otherwise for the benefit of Erik F. Johnsen's children. Mr.
     Johnsen disclaims beneficial ownership of such shares.
     Also includes 7,875 shares owned by Erik F. Johnsen's wife.
(12) Total shares in the amount of 25,000 held in trust for Mr. Eustis and wife. Mr. Eustis is trustee with full voting and dispository power.
(13) Includes 2,968 shares held in trust for Niels M.
     Johnsen's daughter of which he is a trustee. Also includes 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and Director and 135,498 shares held as Co-trustee under Grantor Retained Annuity Trusts referred to in footnote 10. Includes 18,750 shares held by the Niels W. Johnsen Foundation of which Niels M.
     Johnsen is director.
(14) Shares owned jointly with wife.
(15) Includes 35,022 shares held by Erik F. Johnsen as
     Agent and Attorney-in-Fact for benefit of Erik L. Johnsen, referred to in footnote 11 above. Also includes 6,500 shares held in trust for Erik L. Johnsen's two sons of which he is a trustee.

     During 1996, the Board of Directors of the Corporation held four meetings. Each non-officer director receives fees of $16,000 per year plus $1,000 for each meeting of the Board or a committee thereof attended.

     The Board of Directors has an audit committee on which Messrs. Eustis, Lupberger, O'Brien and Trowbridge serve. The audit committee has general responsibility for meeting from time to time with representatives of the Corporation's independent auditors in order to obtain an assessment of the financial position and results of operations of the Corporation and reports to the Board with respect thereto. The committee met once in 1996.

<PAGE 6>

                EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1994, 1995 and 1996 the compensation paid by the Corporation with respect to the Chief
Executive Officer and the four other most highly compensated executive officers whose annual salary and bonus exceeded an aggregate of $100,000 for fiscal year
1996:


                      SUMMARY COMPENSATION TABLE
                                                           ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY   BONUS(1)   COMPENSATION
---------------------------   ---- --------- ---------   ------------
Niels W. Johnsen, Chairman
   of the Board of the
   Corporation.............   1996 $ 330,000 $      0     $ 31,344(2)
                              1995   330,000   74,250       31,344(2)
                              1994   330,000   99,000       31,344(2)
Erik F. Johnsen, President
   of the Corporation .....   1996   330,000        0       17,132(3)
                              1995   330,000   74,250       17,132(3)
                              1994   330,000   99,000       17,132(3)
Niels M. Johnsen, Vice
   President of the
   Corporation ............   1996   200,000        0          500(4)
                              1995   172,500   45,000          500(4)
                              1994   135,000   43,500          500(4)
Erik L. Johnsen, Vice
   President of the
   Corporation ............   1996   145,000        0            0
                              1995   132,500   32,625            0
                              1994   120,000   36,000            0
Harold S. Grehan, Vice
  President of the
  Corporation .............   1996   137,000        0            0
                              1995   137,000   30,825            0
                              1994   124,500   41,100            0

__________
(1) Represents cash bonuses earned with respect to services rendered during the year indicated, 50% of which is paid in the following year and 25% of which is to be paid in each of the next two years. No bonus was earned in 1996.
(2) The Corporation has an agreement with Niels W. Johnsen whereby his estate will be paid approximately $822,000 upon his death. To fund this death benefit, the Corporation has acquired a life insurance policy at a cost of $31,344 in 1996, 1995 and 1994.
(3) The Corporation has an agreement with Erik F. Johnsen whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, the Corporation has acquired a life insurance policy at a cost of $17,132 in 1996, 1995 and 1994.
(4) Consists of contributions made by the Corporation to its 401(K) plan on behalf of the employee.

<PAGE 7>

PENSION PLAN

     The Corporation has in effect a defined benefit pension plan, in which all employees of the Corporation and its domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service.
Computation of benefits payable under the plan is based on years of service and the employee's highest sixty (60) consecutive months of compensation, which is defined as a participant's base salary plus overtime, excluding incentive pay, bonuses or other extra compensation, in whatever form. The following table reflects the estimated annual retirement benefits (assuming payment in the form of a straight life annuity) an executive officer can expect to receive upon retirement at age 65 under the plan, assuming the years of service and compensation levels indicated below:

                                   YEARS OF SERVICE
                 ________________________________________________
EARNINGS           15          20           25         30 OR MORE
---------------  -------     -------      -------      ----------
$100,000 ......  $21,893     $29,190      $36,488       $43,786
$150,000 ......   34,268      45,690       57,113        68,536
$200,000 ......   46,643      62,190       77,738        93,286
$250,000 ......   59,018      78,690       98,363       118,036
$300,000 ......   71,393      95,190      118,988       142,786
$350,000 ......   83,768     111,690      139,613       167,536


This table does not reflect the fact that the benefit provided by the Retirement Plan's formula is subject to certain constraints under the Internal Revenue Code. For
1997, the maximum annual benefit generally is $125,000 under Code Section 415. Furthermore, under Code Section
401(a)(17), the maximum annual compensation that may be reflected in 1997 is $160,000. These dollar limits are subject to cost of living increases in future years.


     Each of the individuals named in the Summary
Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 1996 with the salary shown next to his name in such table.
At December 31, 1996, such individuals had 49, 44, 26, 17 and 38 credited years of service, respectively, under the plan. The plan benefits shown in the above table are not subject to deduction or offset by Social Security benefits.

   BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      Decisions on compensation of the Corporation's executive officers are made by the Board of Directors.
Set forth below is a report submitted by the Board addressing the Corporation's executive compensation policies for 1996.

     The Corporation's executive compensation structure is comprised of salaries and annual cash bonuses. The salaries of Messrs. Niels W. and Erik F. Johnsen, Chairman of the Board and President, respectively, were set at $330,000 by the Board in 1990 and have not been increased.
The Board delegates to Niels W. and Erik F. Johnsen the power to set the salaries of the other executive officers.

     The Board believes that a significant portion of executive compensation should be tied to corporate performance. The Board also believes that the efforts of individual officers and employees can have a direct impact on the ability of the Corporation to reduce and control general and administrative expenses. The Officers Bonus
Plan for 1996 (the "1996 Plan") adopted by the Board was made up of two components, one based on the achievement of certain profit levels by the Corporation and the other based on reductions in the Corporation's administrative and general expenses. The 1996 Plan offered an opportunity for all officers to earn incentive cash bonuses of

<PAGE 8>

up to 30% of salary.  An officer had an
opportunity to earn a cash bonus of between 3.75% and 22.5% of salary if certain corporate profit targets were reached. An officer could earn a cash bonus of between 1.25% and 7.5% of salary if administrative and general expenses were reduced to certain levels. No bonuses were earned by executive officers in 1996.

     In order to encourage the executive officers to remain employed by the Corporation, one-half of the bonus is paid in the following year and the remaining portion will be paid one-half in each of the next two years, if the officer remains employed by the Corporation on the date of payment. Future bonus payments are not forfeited, however, if employment terminates as the result of eligible retirement, death or curtailment of operations of the Corporation.

   Since each executive officer's annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation will continue to be deductible by the Corporation under the Omnibus Budget
Reconciliation Act of 1993.

            Submitted by the Board of Directors
         Niels W. Johnsen         Erik F. Johnsen
         Laurance Eustis          Raymond V. O'Brien, Jr.
         Harold S. Grehan, Jr.    Niels M. Johnsen
         Edwin Lupberger          Edward K. Trowbridge
         Erik L. Johnsen


            BOARD OF DIRECTOR INTERLOCKS,
   INSIDER PARTICIPATION IN COMPENSATION DECISIONS
              AND CERTAIN TRANSACTIONS

     Decisions as to the compensation of the executive officers of the Corporation are made by the Board of Directors. Five of the nine members of the Board, Messrs.
Niels W. Johnsen, Erik F. Johnsen, Harold S. Grehan, Jr.,
Niels M. Johnsen and Erik L. Johnsen are executive officers of the Corporation and participated in decisions as to the 1996 Officer Bonus Plan. Decisions on salary increases for executive officers other than themselves were made by Niels W. Johnsen and Erik F. Johnsen. No executive officer of the Corporation served during the last fiscal year as a director, or member of the compensation committee, of another entity, one of whose executive officers served as a director of the Corporation.

     Furnished below is information regarding certain transactions in which officers and directors of the Corporation had an interest during 1996.

    The law firm of Jones, Walker, Waechter, Poitevent,
Carrere and Denegre has represented the Corporation since its inception. A son of the President of the Corporation became a partner in the firm during 1992. Fees paid to the firm for legal services rendered to the Corporation during 1996 were $1,283,000. The Corporation believes that these services are provided on terms at least as favorable to the Corporation as could be obtained from unaffiliated third parties.

<PAGE 9>

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock to the S & P
500 Index and to an Industry Peer Group (which includes
OMI Corporation, Overseas Shipholding Group, American
President Lines, Stolt Nielsen, Sea Containers Limited and
Alexander and Baldwin) for the Corporation's last five fiscal years.


             COMPARATIVE FIVE-YEAR TOTAL RETURNS*
         INT'L SHIPHOLDING CORP., S&P 500, PEER GROUP
            (PERFORMANCE RESULTS THROUGH 12/31/96)
               Starting
Description     Basis     1991     1992     1993     1994     1995
-----------    -------- -------- -------- -------- -------- --------
ISH            $100.00  $  83.76 $  86.32 $  91.24 $ 122.60 $ 110.77
S & P 500      $100.00  $ 107.62 $ 118.46 $ 120.03 $ 165.13 $ 203.05
Peer Group     $100.00  $  85.23 $ 107.95 $ 102.74 $ 108.98 $ 114.13

________
Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in ISH common stock, S&P 500, and Peer Group.
* Cumulative total return assumes reinvestment of dividends.


<PAGE 10>

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

     The Corporation's 1996 financial statements were audited by Arthur Andersen LLP. The Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Corporation for the fiscal year ending December
31,1997, and is submitting that appointment to its stockholders for ratification at the annual meeting.
Arthur Andersen LLP has served as the Corporation's auditors since its inception in 1979. If the stockholders do not ratify the Board of Directors' appointment of Arthur Andersen LLP by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the selection of independent auditors will be reconsidered by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                         OTHER MATTERS

QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

     All proxies in the form enclosed received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and in favor of the proposal specified above.

     The Board of Directors does not know of any matters to be presented at the annual meeting other than the election of directors and the ratification of the selection of independent auditors. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.


EFFECT OF ABSETENTION AND BROKER NON-VOTES

     Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors. With respect to the proposal to ratify the selection of independent auditors and any other matter that is properly before the meeting, an abstention from voting on the proposal by a shareholder will have the same effect as a vote "against" the proposal, and a broker non-vote will be counted as "not present" with respect to the proposal and therefore will have no effect on the outcome of the vote with respect thereto.

<PAGE 11>

STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal qualified for inclusion in the Corporation's proxy material relating to the 1998 annual meeting must forward the proposal to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 7, 1997.




                         BY ORDER OF THE BOARD OF DIRECTORS

                                   GEORGE DENEGRE
                                     Secretary


New Orleans, Louisiana
March 11, 1997

INTERNATIONAL SHIPHOLDING CORPORATION                       PROXY
650 Poydras Street, New Orleans, Louisiana 70130
-----------------------------------------------------------------
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned hereby appoint Niels W. Johnsen, Erik
F. Johnsen and George Denegre, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of International Shipholding Corporation held of record by the undersigned on February 28, 1997 at the annual meeting of shareholders to be held on April 16, 1997, or any adjournment thereof.

1.  Election of Directors
FOR all nominees listed below             WITHHOLD AUTHORITY
(except as marked to the                  To vote for all nominees
 contrary below) _______                  listed below ______
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
    NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.) Niels W. Johnsen, Erik F. Johnsen, Harold S. Grehan, Jr.,
Niels M. Johnsen, Laurance Eustis, Raymond V. O'Brien, Jr.,
Edwin Lupberger, Edward K. Trowbridge, Erik L. Johnsen

2.  Proposal to ratify the appointment of Arthur Andersen LLP, certified public accountants as the independent auditors for the
Corporation for the fiscal year ending December 31, 1997.
FOR __________   AGAINST __________   ABSTAIN __________

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President of other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   DATED____________________

                                   _________________________

                                   SIGNATURE

                                   _________________________

                                   SIGNATURE IF HELD JOINTLY

                                   _________________________


             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.